PRUDENTIAL GOVERNMENT MONEY MARKET FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential Government Money Market Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.00001 per share (the "Common Stock"), that the Corporation has authority to issue is hereby increased by 146,000,000,000 shares to an aggregate of 166,000,000,000 shares, having an aggregate par value of $1,660,000.

SECOND: The 146,000,000,000 additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as shares of one existing class of Common Stock and one new class of Prudential Government Money Market Fund as follows:

Name of Series and Class	Number of Shares
Prudential Government Money Market Fund
Class P Common Stock	100,000,000,000
Class Z Common Stock	46,000,000,000

THIRD: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors has classified and designated:

(a)1,000,000,000 authorized but unissued shares of Prudential Government Money Market Fund Class B Common Stock as 1,000,000,000 additional shares of Prudential Government Money Market Fund Class C Common Stock;

(b)3,000,000,000 authorized but unissued shares of Prudential Government Money Market Fund Class T Common Stock as 3,000,000,000 additional shares of Prudential Government Money Market Fund Class C Common Stock; and

(c)2,000,000,000 authorized but unissued shares of Prudential Government Money Market Fund Class T Common Stock as 2,000,000,000 additional shares of Prudential Government Money Market Fund Class Z Common Stock.

FOURTH: The shares classified or reclassified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the existing or new class of the applicable series as set forth in the Charter.

FIFTH: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 20,000,000,000 shares, $0.00001 par value per share, having an aggregate par value of $200,000, classified and designated as follows:

PGIM Government Money Market Fund
Class A Common Stock	11,000,000,000
Class B Common Stock	1,000,000,000
Class C Common Stock	1,000,000,000
Class Z Common Stock	2,000,000,000
Class T Common Stock	5,000,000,000

SIXTH: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 166,000,000,000 shares, $0.00001 par value per share, having an aggregate par value of $1,660,000, classified and designated as follows:

PGIM Government Money Market Fund
Class A Common Stock	11,000,000,000
Class C Common Stock	5,000,000,000
Class Z Common Stock	50,000,000,000
Class P Common Stock	100,000,000,000

SEVENTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the MGCL and classified the additional shares of Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.

EIGHTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

NINTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, Prudential Government Money Market Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 26th day of October, 2021.

ATTEST:	PRUDENTIAL GOVERNMENT MONEY
MARKET FUND, INC.
/s/ Debra Rubano	By: /s/ Scott E. Benjamin
Name: Debra Rubano	Name: Scott E. Benjamin
Title: Assistant Secretary	Title: Vice President